                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                                                                      Exhibit 11



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.



                                 /s/ Arthur Andersen LLP


Phoenix, Arizona
  April 23, 1997